Exhibit 99.1

NEWS

MSC REPORTS FISCAL 2020 SECOND QUARTER RESULTS

FISCAL Q2 2020 HIGHLIGHTS

•	Net sales of $786.1 million, a 4.5% YoY decrease
•	Operating income of $77.7 million, compared to $96.0 million in the prior year
•	Operating margin of 9.9%, 20 basis points above the midpoint of the guidance range
•	Diluted EPS of $1.00; at the midpoint of the guidance range

MELVILLE, NY and DAVIDSON, NC, APRIL 8, 2020 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM),  "MSC" or the "Company", a premier distributor of Metalworking and Maintenance, Repair and Operations ("MRO") products and services to industrial customers throughout North America,  today reported financial results for its fiscal 2020 second quarter ended February 29, 2020.

Financial Highlights[1]	FY20 Q2		FY19 Q2		Change	FY20 YTD		FY19 YTD		Change
Net Sales	$786.1		$823.0		-4.5%	$1,609.7		$1,654.6		-2.7%
Operating Income	77.7		96.0		-19.1%	168.0		199.0		-15.6%
% of Net Sales	9.9%		11.7%			10.4%		12.0%
Net Income attributable to MSC Industrial	55.5		68.4		-18.9%	120.9		142.7		-15.3%
Diluted EPS	$1.00	.[2]	$1.24	.[3]	-19.4%	$2.18	.[2]	$2.56	[3]	-14.8%

1In millions except per share data or as otherwise noted. 2Based on 55.6 million and 55.5 million diluted shares outstanding for FY20 Q2 and FY20 YTD, respectively.  3Based on 55.4 Million and 55.6 million diluted shares outstanding for FY19 Q2 and FY19 YTD.

Erik Gershwind, president and chief executive officer, said, “We continue to progress on our journey to reposition MSC as a mission critical partner on the plant floor. In the near-term, however, our focus is on navigating the Company through the COVID-19 crisis, and we have launched a company-wide business continuity effort to do so. Our number one priority is the health and safety of our associates and their families, our customers, and our other partners. We have instituted enhanced safety procedures, including use of additional protective equipment, frequent cleanings of our facilities, and stay at home policies for associates who can work from home. Given we are providing essential services to many organizations on the front lines, we do not plan to shut down our customer fulfillment centers. We will, of course, follow the guidance of health officials, and we are in close contact with them across our operating footprint.”

Greg Clark, vice president and interim chief financial officer, added, “Our overall fiscal second quarter results reflected solid execution in a relatively soft environment, and all metrics were within our guidance range. At the beginning of March, the first month of our fiscal third quarter, we took a mid-year price increase and realization has been quite good. As March progressed and we began to see the impact of COVID-19, our focus quickly shifted to ensuring business continuity. We reduced spending across the company and took actions to further improve our liquidity position, including drawing down $300 million from our revolving credit facility. We are monitoring our inventory levels closely, but we also intend to use inventory as a competitive differentiator. Should the environment weaken further, we can and will adjust inventory levels quickly. We continue to have ample liquidity to run the business and fund our dividend. Revenues would have to decline year-over-year in the range of 40 percent to 50 percent for operating cash flow to turn negative. At these levels, we would have taken additional significant cost down actions and could sustain multiple quarters given our liquidity position.”

Gershwind continued, “The first month of our fiscal third quarter, March, reflected several important trends as the impact of COVID-19 accelerated. First, there was a large discrepancy between the first three weeks and the last two. Our revenues were up nicely over prior year over the first three weeks, but then sales dropped off significantly over the last two weeks as customer shutdowns spread rapidly across the nation. Second, as the month progressed, large orders and sales of safety and janitorial products surged, particularly to government customers, while sales of other product lines dropped significantly. Third, an unusually large gap between our orders, or bookings, and invoicing developed. While bookings for March were up high single digits over the prior year and even up over prior year during the last two weeks of the month, sales were down mid-single digits. The gap was a function of the surge in safety and janitorial orders, scarcity of product, longer lead times and a larger-than-normal backlog in our own warehouses. We anticipate the majority of these bookings will invoice during the months of April, May, and June, which would provide a growth tailwind to buffer additional softness that may be yet to come.”

Page -2-

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2020 SECOND QUARTER RESULTS

“I am proud of how our associates have stepped up during this time of unprecedented uncertainty,” said Mr. Gershwind. “Our warehouse associates are getting mission critical product to our customers. The sales and service team remains on the front lines with customers. And the category management team is successfully sourcing scarce safety and janitorial products badly needed by our customers. These are just a few examples of our associates rising to meet the challenge. While the impact of COVID-19 will likely get worse before it gets better, the environment will ultimately improve. MSC has been through difficult periods before, and we will lean on our time-tested playbook, anchoring ourselves in our mission statement and values. We will continue supporting customers and suppliers, while advancing our strategy to become mission critical on the plant floor. Lastly, our balance sheet, culture, and resolve mean MSC will not only survive, but will ultimately emerge from this as a stronger company.”

Outlook

Gershwind concluded, “Given the unprecedented uncertainly that we are all facing right now, the lack of visibility we have going forward, and how fast things are changing, we do not think quarterly guidance would provide much value. We do, however, understand the need for transparency right now. Therefore, until we get through this period of heightened uncertainty, we will be providing monthly updates on average daily sales developments following our month-end close, as well as comments on the business trends that we have seen over the course of the month.”

Conference Call Information

MSC will host a conference call today at 8:30 a.m. EST to review the Company’s fiscal 2020 second quarter results. The call, accompanying slides, and other operational statistics may be accessed at: http://investor.mscdirect.com. The conference call may also be accessed at 1-877-443-5575 (U.S.), 1-855-669-9657 (Canada), or 1-412-902-6618 (international).

An online archive of the broadcast will be available until April 15, 2020.

The Company’s reporting date for fiscal 2020 third quarter results is scheduled for July 8, 2020.

Contact Information

Investors:	Media:
John G. Chironna	Paul Mason
Vice President, Investor Relations and Treasurer	Director, Corporate Communications
(704) 987-5231	(704) 987-5313

About MSC Industrial Supply Co. MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of metalworking and maintenance, repair and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with more than 1.7 million products, inventory management and other supply chain solutions, and deep expertise from over 75 years of working with customers across industries. Our experienced team of over 6,500 associates is dedicated to working side by side with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling, and optimizing for a more productive tomorrow. For more information on MSC, please visit mscdirect.com.

Note Regarding Forward-Looking Statements:

Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about the impact of COVID-19 on our business operations, results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future margins, are forward- looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include the following, many of which are and will be amplified by the COVID-19 pandemic: the effects of the COVID-19 pandemic on our business operations, results of operations and financial condition; general economic conditions in the markets in which we operate; changing customer and product mixes; competition, including the adoption by competitors of aggressive pricing strategies and sales methods; industry consolidation and other changes in the industrial distribution sector; retention of key personnel; volatility in commodity and energy prices; the outcome of government or regulatory proceedings or future litigation; credit risk of our customers; risk of customer cancellation or rescheduling of orders; work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers, shipping ports, our headquarters or our customer fulfillment centers; disruptions or breaches of our information systems, or violations of data privacy laws; retention of qualified sales and customer service personnel and metalworking specialists; risk of loss of key suppliers, key brands or supply chain disruptions; changes to trade policies, including the impact from significant restrictions or tariffs; risks associated with opening or expanding our customer fulfillment centers; litigation risk due to the nature of our business; risks associated with the integration of acquired businesses or other strategic transactions; financial restrictions on outstanding borrowings; interest rate uncertainty due to LIBOR reform; failure to comply with applicable environmental, health and safety laws and

Page -3-

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2020 SECOND QUARTER RESULTS

regulations; goodwill and intangible assets recorded as a result of our acquisitions could be impaired; risks associated with the volatility of our common stock; and our principal shareholders exercise significant control over us. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

Page -4-

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2020 SECOND QUARTER RESULTS

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	February 29,	August 31,
	2020	2019
ASSETS	(unaudited)
Current Assets:
Cash and cash equivalents	$44,867	$32,286
Accounts receivable, net of allowance for doubtful accounts	536,902	541,091
Inventories	556,402	559,136
Prepaid expenses and other current assets	74,376	67,099
Total current assets	1,212,547	1,199,612
Property, plant and equipment, net	311,267	310,854
Goodwill	677,039	677,266
Identifiable intangibles, net	110,644	116,668
Operating lease assets	60,064	—
Other assets	5,472	6,837
Total assets	$2,377,033	$2,311,237

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt including obligations under finance leases	$410,360	$175,453
Current portion of operating lease liabilities	21,587	—
Accounts payable	155,304	160,110
Accrued expenses and other current liabilities	107,307	111,353
Total current liabilities	694,558	446,916
Long-term debt including obligations under finance leases	267,533	266,431
Noncurrent operating lease liabilities	38,119	—
Deferred income taxes and tax uncertainties	114,010	114,011
Total liabilities	1,114,220	827,358
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	—	—
Class A common stock	47	46
Class B common stock	10	10
Additional paid-in capital	681,657	659,226
Retained earnings	703,396	946,651
Accumulated other comprehensive loss	(22,053)	(22,776)
Class A treasury stock, at cost	(105,758)	(104,607)
Total MSC Industrial shareholders’ equity	1,257,299	1,478,550
Noncontrolling interest	$5,514	$5,329
Total shareholders’ equity	1,262,813	1,483,879
Total liabilities and shareholders’ equity	$2,377,033	$2,311,237

Page -5-

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2020 SECOND QUARTER RESULTS

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	February 29,	March 2,	February 29,	March 2,
	2020	2019	2020	2019
Net sales	$786,094	$823,004	$1,609,695	$1,654,601
Cost of goods sold	455,042	471,190	931,447	944,802
Gross profit	331,052	351,814	678,248	709,799
Operating expenses	253,382	255,833	510,280	510,818
Income from operations	77,670	95,981	167,968	198,981
Other income (expense):
Interest expense	(3,495)	(4,539)	(6,666)	(8,595)
Interest income	68	164	78	326
Other (expense) income, net	(70)	(237)	51	(235)
Total other expense	(3,497)	(4,612)	(6,537)	(8,504)
Income before provision for income taxes	74,173	91,369	161,431	190,477
Provision for income taxes	18,617	22,939	40,423	47,815
Net income	55,556	68,430	121,008	142,662
Less: Net income attributable to noncontrolling interest	56	6	90	6
Net income attributable to MSC Industrial	$55,500	$68,424	$120,918	$142,656
Per share data attributable to MSC Industrial:
Net income per common share:
Basic	$1.00	$1.24	$2.18	$2.58
Diluted	$1.00	$1.24	$2.18	$2.56
Weighted average shares used in computing net income per common share:
Basic	55,467	55,139	55,371	55,320
Diluted	55,587	55,362	55,545	55,619

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	February 29,	March 2,	February 29,	March 2,
	2020	2019	2020	2019
Net income, as reported	$55,556	$68,430	$121,008	$142,662
Other comprehensive income, net of tax:
Foreign currency translation adjustments	(788)	675	818	(666)
Comprehensive income	54,768	69,105	121,826	141,996
Comprehensive income attributable to noncontrolling interest:
Net income	(56)	(6)	(90)	(6)
Foreign currency translation adjustments	45	63	(95)	63
Comprehensive income attributable to MSC Industrial	$54,757	$69,162	$121,641	$142,053

Page -6-

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2020 SECOND QUARTER RESULTS

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twenty-Six Weeks Ended
	February 29,	March 2,
	2020	2019
Cash Flows from Operating Activities:
Net income	$121,008	$142,662
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,313	32,076
Non-cash operating lease cost	11,061	—
Stock-based compensation	8,178	8,078
Loss on disposal of property, plant, and equipment	227	343
Provision for doubtful accounts	4,704	6,050
Changes in operating assets and liabilities:
Accounts receivable	(2,105)	(20,510)
Inventories	3,449	(44,642)
Prepaid expenses and other current assets	(7,953)	(13,359)
Operating lease liabilities	(10,931)	—
Other assets	1,375	(1,545)
Accounts payable and accrued liabilities	(7,511)	(10,575)
Total adjustments	34,807	(44,084)
Net cash provided by operating activities	155,815	98,578
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(25,737)	(23,156)
Cash used in business acquisitions, net of cash received	(2,286)	(11,625)
Net cash used in investing activities	(28,023)	(34,781)
Cash Flows from Financing Activities:
Repurchases of common stock	(3,208)	(84,425)
Payments of regular cash dividends	(83,181)	(69,551)
Payments of special cash dividends	(277,634)	—
Proceeds from sale of Class A common stock in connection with associate stock purchase plan	2,202	2,429
Proceeds from exercise of Class A common stock options	13,390	14,518
Borrowings under the revolving credit facilities	389,600	326,000
Contributions from non-controlling interest	105	918
Payments under the revolving credit facilities	(156,000)	(269,000)
Other, net	(696)	241
Net cash used in financing activities	(115,422)	(78,870)
Effect of foreign exchange rate changes on cash and cash equivalents	211	23
Net increase (decrease) in cash and cash equivalents	12,581	(15,050)
Cash and cash equivalents – beginning of period	32,286	46,217
Cash and cash equivalents – end of period	$44,867	$31,167
Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$37,286	$47,834
Cash paid for interest	$5,636	$8,316